UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)  August 29, 2003

RADIO UNICA COMMUNICATIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-15151	65-00856900
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8400 NW 52nd Street, Miami, Florida	33166
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 463-5000

Not applicable.

(Former name or former address, if changed since last report.)

Item 5.    Other Events and Required FD Disclosure.

On August 29, 2003, the Company made the interest payment due in the amount of $9,287,670 with respect to its 11 3/4% Senior Discount Notes due 2006 issued under an Indenture dated July 27, 1998.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIO UNICA COMMUNICATIONS CORP.

	By:	/s/ Steven E. Dawson
		Name:	Steven E. Dawson
		Title:	Executive Vice President and
Chief Financial Officer

Dated: August 29, 2003